UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2020

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of stockholders (the “Annual Meeting”) of Benefit Street Partners Realty Trust, Inc. (the “Company”) was called to order on May 28, 2020.

At the Annual Meeting, stockholders voted on (i) the election of Richard J. Byrne, Jamie Handwerker, Peter J. McDonough, Buford H. Ortale and Elizabeth K. Tuppeny to the Company’s Board of Directors for one-year terms until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified; and (ii) the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

The stockholders elected all five nominees for director and ratified the appointment of E&Y. The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 – Election of Directors

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Richard J. Byrne	26,504,906	514,202	2,474,592	558,496
Jamie Handwerker	26,398,832	589,698	2,505,170	558,496
Peter J. McDonough	26,430,430	563,237	2,500,033	558,496
Buford H. Ortale	26,408,959	572,908	2,511,833	558,496
Elizabeth K. Tuppeny	26,541,761	505,828	2,446,111	558,496

Proposal No. 2 – Ratification of the Appointment of E&Y as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,442,211	400,805	2,209,180	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: May 29, 2020